UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

PHOTOVOLTAIC SOLAR CELLS, INC.
(Name of Registrant as Specified In Its Charter)

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PHOTOVOLTAIC SOLAR CELLS, INC.
c/o Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32 Floor
New York, NY 10006

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

December 23, 2010

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 29, 2010

This notice and the accompanying information statement is being furnished to the stockholders of Photovoltaic Solar Cells, Inc.., a Nevada corporation (the "Company" or "us" or "we" or "our"), with respect to a written consent to action received from the holders of 83% of the issued and outstanding shares of the Company's Common Stock adopting resolutions approving the following corporate actions:

1.
To effect a reverse split of the Company's issued and outstanding Common Stock in a ratio of one (1) new share for every ten (10) shares issued and outstanding pursuant to section 78.2055 of the Nevada Revised Statutes; and

2.	To amend and restate the Company's Articles of Incorporation, as set out in the Amended and Restated Articles of Incorporation annexed to and forming part of the information statement.

The amendment of the Company's Articles of Incorporation may have the effect of delaying, deferring or preventing a change in control of the Company without further vote or action by the stockholders and could adversely affect the voting and other rights of the holders of our Common Stock.

Only Company stockholders of record on November 29, 2010 (“Record Date”) are entitled to receive this information statement. The actions to be taken pursuant to the written consent shall take effect as follows:

(i)          The reverse split of our Common Stock shall take effect 21 days from the date the accompanying information statement is first mailed to our stockholders; and

(ii)         The amendment to our articles of incorporation shall take place upon the filing of the amended and restated articles of incorporation with the Nevada Secretary of State but in no event earlier than 21 days from the mailing of the accompanying information statement is first mailed to our stockholders.

Your vote or consent is not requested or required, and our Board of Directors is not soliciting your proxy. Section 78.320 of the Nevada Revised Statutes and the Company's Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve these matters.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Harvey Judkowitz
Harvey Judkowitz, Chief Executive Officer

PHOTOVOLTAIC SOLAR CELLS, INC.
c/o Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32 Floor
New York, NY 10006

INFORMATION STATEMENT

Date first mailed to stockholders: on or about December 23, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

INTRODUCTION

This information statement (the "Information Statement") has been filed with the Securities and Exchange Commission (the "SEC") and is being mailed or otherwise furnished to the registered stockholders of Photovoltaic Solar Cells, Inc., a Nevada corporation (the "Company," "we," or "us"), solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the holders of a majority of the issued and outstanding shares of the Company's Common Stock (the "Common Stock") have executed a written consent to action approving certain corporate actions described herein.

The proposed corporate actions were approved by a joint consent of stockholder holding a majority of shares of Common Stock entitled to vote on the proposed actions and our Board of Directors on November 29, 2010. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the proposed amendment as quickly as possible, our Board of Directors resolved to proceed with the corporate action by obtaining a written consent to action from a stockholder holding a majority of the voting power of the Common Stock.

This Information Statement is dated December 23, 2010 and is first being mailed to stockholders on or about December 23, 2010. Only stockholders of record at November 29, 2010 (the "Record Date") are entitled to receive this Information Statement.

INFORMATION CONCERNING THE PROPOSED CORPORATE ACTIONS

The shareholders believe that it is advisable and in the best interests of the company and it shareholders to effect the Reverse Split and Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and to provide additional shares that could be issued in a reverse merger acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

1.	PROPOSAL TO REVERSE SPLIT THE ISSUED AND OUTSTANDING COMMON SHARES

The number of issued and outstanding shares of the Company’s Common Stock held by each stockholder of record on the Effective Date (as defined below), will be reverse split on the basis that ten (10) issued and outstanding shares of Common Stock will become one (1) issued and outstanding share of Common Stock without a corresponding decrease of the number of authorized shares of Common Stock (the "Reverse Split").

The Reverse Split will not affect the number of shares of Common Stock the Company is authorized to issue, but will simply reduce the number of issued and outstanding shares of Common Stock. As of the Record Date, the Company had 50,000,000 shares of Common Stock authorized, of which 4,944,000 shares were issued and outstanding. On the Effective Date, the number of issued and outstanding shares of Common Stock will be reduced to 494,400.

The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's proportionate voting power or percentage ownership interest in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. In lieu of issuing Fractional shares, the Company will round up any fractional shares to a full share of our Common Stock.

2.	PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

After giving effect to the Reverse Split, stockholder holding a majority of our Common Stock entitled to vote on the proposed amendment, and our Board of Directors, have authorized an increase of our authorized shares to One Hundred Sixty Million (160,000,000) shares, consisting of: (i) One Hundred Fifty Million (150,000,000) shares of Common Stock; and (ii) Ten Million (10,000,000) shares of blank check preferred stock (“Increase in Authorized Shares”). The Increase in Authorized Shares will take place on the Effective Date (as defined below).

A copy of the proposed Amended and Restated Articles of Incorporated is annexed to this Information Statement.

APPROVAL OF THE PROPOSED CORPORATE ACTIONS

Under section 78.2055 of the Nevada Revised Statute (“NRS”), the Board of Directors may decrease the number of issued and outstanding shares without decreasing the number of authorized shares if: (a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares; and (b) the proposal is approved by the vote of stockholders holding a majority of the voting power.

Under NRS 78.390, every amendment to the Company's Articles of Incorporation must first be adopted by a resolution of the Board of Directors and must then be approved by stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's Bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation.

Pursuant to NRS 78.320, unless otherwise provided in the Company's Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Under NRS 78.320, an action authorized by written consent does not require a meeting of stockholders be called or notice thereof to be given.

As of the Record Date, there were 4,944,000 shares of our Common Stock issued and outstanding that were entitled to vote on the proposed corporate actions. On the Record Date, our Board of Directors and stockholders holding 4,100,000 common shares, or approximately 83% of the shares of Common Stock entitled to vote on the proposed corporate actions, voted in favor of the proposed corporation actions by written consent. The Company has obtained all necessary corporate approvals in connection with the proposed corporate actions and your consent is not required and is not being solicited in connection with the approval of the corporate actions. No vote or other action is requested or required on your part.

EFFECTIVE DATE

The proposed corporate actions will become effective as follows:

(i)	Reverse Split	21 days from the date the Information Statement is first mailed to our stockholder

(ii)	Increase in
The date on which our amended and restated articles of incorporation are filed with the Nevada Secretary of State but in no event earlier than 21 days from the mailing of the accompanying information statement is first mailed to our stockholders.

DISSENTER'S RIGHTS

Neither the Articles of Incorporation of the Company nor its Bylaws, nor the NRS provide for dissenters' rights of appraisal in connection with the aforementioned resolutions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of the Record Date by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our common stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

This table is based upon information derived from our stock records. Unless otherwise subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 4,944,000 shares of pre-split Common Stock outstanding as of the Record Date.

	Common Stock
Name and Address of Beneficial Owner(1)	Shares	Shares Underlying Convertible Securities(2)	Total	Percent of Class(2)
Directors and named executive officers
Harvey Judkowitz	100,000	—	100,000	2.02%
Beneficial Owners of 5% or more
Waterford Capital Acquisition Co. IX, LLC	4,100,000	—	4,100,000	82.93%
Perkins Capital Management, Inc. (3)	550,000	—	550,000	11.12%

*	Less than one percent.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 2815 Townsgate Road, Suite 100 Westlake Village, CA 91361

(2)
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant. There are 4,944,000 shares of common stock issued and outstanding as of November 29, 2010.

(3)	The address for this reporting person is 730 Lake St. E., Wayzata, MN 55391

EFFECTS OF PROPOSED CORPORATE ACTIONS

The following table summarizes the effects of the: (i) Reverse Split; and (ii) Increase in the Authorized Shares:

	Pre-Corporate Actions	Post-Corporate Actions*
Common Shares
Issued and Outstanding	4,944,000	494,400
Authorized	50,000,000	150,000,000

Preferred Shares
Issued and Outstanding	0	0
Authorized	10,000,000	10,000,000

*Number of shares issued and outstanding are approximate as the figures do not take into account the rounding up of fractional shares.

POTENTIAL ANTI-TAKEOVER EFFECTS

The resolution being adopted and the amendment to the certificate of incorporation have the effect of increasing the proportion of unissued authorized shares to issued shares.  Under certain circumstances this may have an anti-takeover effect.   These  authorized  but unissued  shares could be used by the Company to oppose a hostile  takeover  attempt or to delay or prevent a change of control or changes in or removal of the Board of  Directors,  including a  transaction  that may be favored by a majority of our  stockholders  or in which our  stockholders  might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of our board of directors or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the amendment to our certificate of incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company.  There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board of Directors does not intend to use the  consolidation  as a part  of or  first  step  in a  "going  private"  transaction  pursuant  to Rule 13e-3under the Securities Exchange Act of 1934, as amended.   Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

By Order of the Board of Directors:
First Transaction Management, Inc.
December 23, 2010
/s/ Harvey Judkowitz
Harvey Judkowitz, Chief Executive Officer

Amended and Restated

Certificate of Incorporation

of

Photovoltaic Solar Cells, Inc.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF PHOTOVOLTAIC SOLAR CELLS, INC.

1.           NAME OF CORPORATION: The name  of  the  Corporation  is  Photovoltaic  Solar  Cells,  Inc.

2.           RESIDENT  AGENT:  Its registered office in the State of Nevada is located at 502  East  John  Street,  Carson  City, Nevada 89706. The name of its registered agent at that  address  is  CSC  Services  of  Nevada,  Inc.

3.           SHARES: The Corporation's authorized capital consists of One Hundred Fifty Million (150,000,000) shares of common stock having a par value of $.0001 per share ("Common Stock") and ten million (10,000,000) shares of preferred stock having a par value of $.0001 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred
Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

4.        GOVERNING BOARD: The Governing Board shall be styled as Directors. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as the same may be amended and supplemented hereafter.

5.           PURPOSE: The nature of the business of the Corporation and the objects of the purposes to be transacted, promoted, or carried on by it are as follows: To engage in any or all lawful activities for which corporations may be incorporated under the corporation laws of the State of Nevada.

6.           EXISTENCE: The Corporation is to have perpetual existence.

7.           PREEMPTIVE RIGHTS AND CUMULATIVE VOTING: Shareholders of the Corporation shall not have preemptive rights or cumulative voting rights.

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restatement Articles of Incorporation of Photovoltaic Solar Cells, Inc. to be executed in his above referenced capacities as of the [___]h day of [____], 2010.